SLM Student Loan Trust 1998-2 Quarterly Servicing Report
Collection Period 01/01/2005-03/31/2005 Distribution Date 04/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics	06/18/1998	12/31/2004	03/31/2005

	Principal Balance	$2,955,578,270.00	$710,222,477.29	$651,722,465.35
	Interest to be Capitalized Balance	50,674,160.00	3,588,110.75	3,347,732.60

	Pool Balance	$3,006,252,430.00	$713,810,588.04	$655,070,197.95
	Specified Reserve Account Balance	7,515,631.00	-N/A -	-N/A -

	Adjusted Pool (1)	$3,013,768,061.00	$713,810,588.04	$655,070,197.95

	Weighted Average Coupon (WAC)	8.28%	6.20%	6.27%
	Weighted Average Remaining Term	125.00	98.82	98.41
	Number of Loans	732,090	198,791	183,938
	Number of Borrowers	343,839	101,735	94,939
	Aggregate Outstanding Principal Balance - Tbill	$3,006,252,430.00	$713,808,394.04	$655,070,197.95
	Aggregate Outstanding Principal Balance - Commercial Paper	$—	$2,194.00	$—

	Since Issued CPR		9.61%	9.75%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40%of the original pool.

B	Debt Securities	Cusip/Isin	01/25/2005	04/25/2005

	A1	78442GBA3	$—	$—
	A2	78442GBB1	$608,060,588.04	$549,320,197.95
	Certs	78442GBC9	$105,750,000.00	$105,750,000.00

C	Account Balances	01/25/2005	04/25/2005

	Reserve Account Balance	$3,006,252.00	$3,006,252.00

D	Asset/Liability	01/25/2005	04/25/2005

	Adjusted Pool Balance	$713,810,588.04	$655,070,197.95
	Total Notes	$713,810,588.04	$655,070,197.95
	Difference	$—	$—
	Parity Ratio	1.00000	1.00000

II.       Trust Activity 01/01/2005 through 03/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	28,806,201.53
	Guarantor Principal	8,017,379.88
	Consolidation Activity Principal	24,906,552.37
	Seller Principal Reimbursement	1,994.65
	Servicer Principal Reimbursement	2,896.02
	Rejected Claim Repurchased Principal	11,044.36
	Other Principal Deposits	29,949.05

	Total Principal Receipts	$61,776,017.86

B	Student Loan Interest Receipts
	Borrower Interest	6,411,322.69
	Guarantor Interest	461,877.47
	Consolidation Activity Interest	218,451.05
	Special Allowance Payments	874,817.09
	Interest Subsidy Payments	567,211.34
	Seller Interest Reimbursement	1,051.05
	Servicer Interest Reimbursement	24,983.37
	Rejected Claim Repurchased Interest	924.88
	Other Interest Deposits	415,443.48

	Total Interest Receipts	$8,976,082.42

C	Investment Income	$315,806.54

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$325,209.13

I	Less: Funds Previously Remitted:
	Servicing Fees	$(851,653.68)
	Consolidation Loan Rebate Fees	$(553,267.28)

	Total Funds Previously Remitted	$(1,404,920.96)

J	AVAILABLE FUNDS	$69,988,194.99

K	Non-Cash Principal Activity During Collection Period	$(3,276,005.92)

L	Non-Reimbursable Losses During Collection Period	$3,283.35

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$41,706.80

N	Aggregate Loan Substitutions	$—

III. 1998-2 Portfolio Characteristics

		03/31/2005				12/31/2004
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	3.83%	884	$3,036,074.86	0.466%	3.81%	967	$3,325,817.46	0.468%

	GRACE	3.69%	198	$665,725.91	0.102%	3.84%	232	$777,516.09	0.109%

	DEFERMENT	5.50%	20,470	$78,557,248.79	12.054%	5.50%	21,382	$81,754,310.63	11.511%

REPAYMENT:	CURRENT	6.52%	125,971	$397,482,794.99	60.990%	6.42%	133,559	$428,854,922.65	60.383%

	31-60 DAYS DELINQUENT	6.54%	6,562	$29,475,897.39	4.523%	6.40%	7,980	$33,585,523.78	4.729%

	61-90 DAYS DELINQUENT	6.18%	3,749	$17,345,730.42	2.662%	6.17%	4,851	$21,746,869.12	3.062%

	91-120 DAYS DELINQUENT	6.18%	2,196	$10,458,314.57	1.605%	6.16%	2,914	$13,148,026.57	1.851%

	> 120 DAYS DELINQUENT	5.96%	7,315	$34,449,965.21	5.286%	5.90%	8,765	$39,511,890.03	5.563%

	FORBEARANCE	6.02%	15,300	$75,401,433.14	11.570%	5.98%	16,842	$82,584,025.19	11.628%

	CLAIMS IN PROCESS	5.49%	1,289	$4,843,247.76	0.743%	5.59%	1,294	$4,922,814.47	0.693%

	AGED CLAIMS REJECTED	4.17%	4	$6,032.31	0.001%	4.17%	5	$10,761.30	0.002%

TOTAL			183,938	$651,722,465.35	100.00%		198,791	$710,222,477.29	100.00%

*	Percentages may not total 100% due to rounding

Trust 1998-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

IV. 1998-2 Portfolio Characteristics (cont’d)

	03/31/2005	12/31/2004
Pool Balance	$655,070,197.95	$713,810,588.04
Total # Loans	183,938	198,791
Total # Borrowers	94,939	101,735
Weighted Average Coupon	6.27%	6.20%
Weighted Average Remaining Term	98.41	98.82
Non-Reimbursable Losses	$3,283.35	$86,447.21
Cumulative Non-Reimbursable Losses	$2,939,714.51	$2,936,431.16
Since Issued CPR	9.75%	9.61%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$11,969.24	$5,938.65
Cumulative Rejected Claim Repurchases	$1,162,468.17	$1,150,498.93
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1998-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

V. 1998-2 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	4.28%	108,830	$210,274,207.04	32.264%
	- GSL - Unsubsidized	4.08%	36,954	101,746,842.15	15.612%
	- PLUS Loans	5.27%	10,760	30,696,455.54	4.710%
	- SLS Loans	5.34%	6,754	21,211,844.38	3.255%
	- Consolidation Loans	8.66%	20,640	287,793,116.24	44.159%

	Total	6.27%	183,938	$651,722,465.35	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	4.43%	132,210	$311,449,946.57	47.789%
	- Two Year	4.24%	21,973	38,371,495.49	5.888%
	- Technical	4.28%	9,310	16,624,206.04	2.551%
	- Other	8.66%	20,445	285,276,817.25	43.773%

	Total	6.27%	183,938	$651,722,465.35	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			9,580,030.98
	Interest Subsidy Payments Accrued			$534,509.42
	Special Allowance Payments Accrued			$1,245,896.68
	Investment Income			$315,806.54

	Net Expected Interest Collections			$11,676,243.62
	Accrual Daycount Fraction			0.246575342
	Primary Servicing Fee			$1,258,469.34
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$713,810,588.04
	Student Loan Rate			5.90755%

*	Percentages may not total 100% due to rounding.

Trust 1998-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VI. 1998-2 T-Bill Rates

Accrual Period
		Number of
Start Date	Through	Days Weighted	91-Day T-Bill
01/25/2005	01/31/2005	7	2.366%
02/01/2005	02/07/2005	7	2.525%
02/08/2005	02/14/2005	7	2.530%
02/15/2005	02/22/2005	8	2.592%
02/23/2005	02/28/2005	6	2.669%
03/01/2005	03/07/2005	7	2.772%
03/08/2005	03/14/2005	7	2.767%
03/15/2005	03/21/2005	7	2.792%
03/22/2005	03/28/2005	7	2.859%
03/29/2005	04/04/2005	7	2.839%
04/05/2005	04/11/2005	7	2.792%
04/12/2005	04/24/2005	13	2.767%

Trust 1998-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VII. 1998-2 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$69,988,194.99
A	Primary Servicing Fee	$406,815.66	$69,581,379.33
B	Administration Fee	$20,000.00	$69,561,379.33
C	Noteholders' Interest Distribution Amount	$5,132,947.62	$64,428,431.71
D	Certificateholders' Return Distribution Amount	$950,055.10	$63,478,376.61
E	Noteholders' Principal Distribution Amount	$58,740,390.09	$4,737,986.52
F	Certificateholders' Balance Distribution Amount	$—	$4,737,986.52
G	Reserve Account Reinstatement	$—	$4,737,986.52
H	Carryover Servicing Fee	$—	$4,737,986.52
I	Noteholders' Carryover Interest	$—	$4,737,986.52
J	Certificateholders' Carryover Return	$—	$4,737,986.52
K	Excess Distribution	$4,737,986.52	$—

Trust 1998-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VIII. 1998-2 Distributions

A	Distribution Amounts		A1	A2	Certs

	Cusip/Isin		78442GBA3	78442GBB1	78442GBC9
	Beginning Balance		$—	$608,060,588.04	$105,750,000.00
	Index		TBILL	TBILL	TBILL
	Spread/Fixed Rate		0.68%	0.73%	0.95%
	Daycount Fraction		0.24657534	0.24657534	0.24657534
	Interest Rate		0.00000%	3.42350%	3.64350%
	Accrued Interest Factor		0.000000000	0.008441507	0.008983973
	Current Interest Due		$—	$5,132,947.62	$950,055.10
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—
	Total Interest Due		$—	$5,132,947.62	$950,055.10
	Interest Paid		$—	$5,132,947.62	$950,055.10
	Interest Shortfall		$—	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—
	Current Interest Carryover Due		$—	$—	$—
	Interest Carryover Paid		$—	$—	$—
	Unpaid Interest Carryover		$—	$—	$—
	Principal Paid		$—	$58,740,390.09	$—
	Ending Principal Balance		$—	$549,320,197.95	$105,750,000.00
	Paydown Factor		0.000000000	0.047483865	0.000000000
	Ending Balance Factor		0.000000000	0.444052995	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$713,810,588.04

	Current Adjusted Pool Balance	$655,070,197.95

	Current Principal Due	$58,740,390.09

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$58,740,390.09

	Principal Paid	$58,740,390.09

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$3,006,252.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	4,737,986.52

	Balance Available	$7,744,238.52

	Required Reserve Acct Balance	$3,006,252.00

	Release to Excess Distribution Certificateholder	$4,737,986.52

	Ending Reserve Account Balance	$3,006,252.00

Trust 1998-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005